===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              LOJACK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                              LOJACK CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                              LOJACK CORPORATION

                               Executive Offices
                                333 Elm Street
                          Dedham, Massachusetts 02029

                                PROXY STATEMENT

                      SOLICITATION AND VOTING OF PROXIES

  This proxy statement and the accompanying proxy form are being mailed by LoJack Corporation (the "Company") to the holders of record of the Company's outstanding shares of common stock, $.01 par value ("Common Stock"), commencing on or about June 18, 2001. The accompanying proxy is solicited by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on July 18, 2001 (the "Meeting") and at any adjournment thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, telegraph, telefax, telex, in person or otherwise, without additional compensation.

  When a proxy is returned, prior to or at the Meeting, properly signed, the shares represented thereby will be voted by the proxies named in accordance with the stockholder's instructions indicated on the proxy card. You are urged to specify your choices on the enclosed proxy card. If the proxy card is signed and returned without specifying choices, the shares will be voted FOR the election of directors as set forth in this proxy statement and in the discretion of the proxies as to other matters that may properly come before the Meeting. Sending in a proxy will not affect a stockholder's right to attend the Meeting and vote in person. A proxy may be revoked by notice in writing delivered to the Clerk of the Company at any time prior to its use, by a written revocation submitted to the Clerk of the Company at the Meeting, by a duly-executed proxy bearing a later date, or by voting in person by ballot at the Meeting. A stockholder's attendance at the Meeting will not by itself revoke a proxy.

                       VOTING SECURITIES AND RECORD DATE

  The only outstanding class of stock of the Company is its Common Stock. Each share of Common Stock is entitled to one vote per share. The Board of Directors has fixed May 25, 2001 as the record date for the Meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting and any adjournment thereof. On May 25, 2001, there were issued and outstanding 15,432,161 shares of Common Stock.

  The Company's Articles of Organization and By-laws provide that a quorum shall consist of the representation in person or by proxy at the Meeting of stockholders entitled to vote fifty-one percent (51%) in interest of the votes that are entitled to be cast at the Meeting. The election of directors is by plurality of the votes cast at the Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of any other business which may properly be brought before the Meeting or any adjournment thereof.

  With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy card. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the proposal on which the abstention is noted. Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining a quorum for each proposal. However, broker non-votes will be treated as unvoted shares and, accordingly, will not be counted in determining the outcome of any proposal which requires the affirmative vote of a majority of the votes cast.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

  The following table sets forth certain information as of May 25, 2001 with respect to the voting securities of the Company owned by (1) any person (including any "group" as that term is defined in section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of a class of voting securities of the Company, (2) each director or nominee for director of the Company, (3) each of the executive officers named in the Summary Compensation Table in this proxy statement, and (4) all directors, nominees for director and executive officers of the Company as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership thereof at any time within 60 days of May 25, 2001. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person. Except as otherwise indicated, each person named has a mailing address c/o LoJack Corporation, 333 Elm Street, Dedham, Massachusetts 02029.

                                            Number of
                                              Shares         Percentage
   Name of                                and Nature of          of
   Beneficial Owner                    Beneficial Ownership Common Stock
   ----------------                    -------------------- ------------
   Capital Guardian Trust Company
    11100 Santa Monica Boulevard
    Los Angeles, CA 90025-3384              1,959,300 (1)      12.70%

   Kern Capital Management, LLC
    114 West 47th Street
    New York, NY 10036                      1,630,500 (2)      10.57%

   Wellington Management Company, LLP
    75 State Street
    Boston, MA 02109                        1,343,900 (3)       8.71%

   Leon G. Cooperman
    c/o Omega Advisors, Inc.
    88 Pine Street
    Wall Street Plaza--31st Floor
    New York, NY 10005                      1,333,200 (4)       8.64%


                                              Number of
                                                Shares         Percentage
   Name of                                  and Nature of          of
   Beneficial Owner                      Beneficial Ownership Common Stock
   ----------------                      -------------------- ------------
   Frontier Capital Management Company
    Inc.
    99 Summer Street
    Boston, MA 02110                          1,077,640 (5)       6.98%

   T. Rowe Price Associates, Inc.
    100 E.Pratt Street
    Baltimore MD 21022                          895,200 (6)       5.80%

   C. Michael Daley
    60 Elm Street
    Canton, MA 02021                          1,401,749 (7)       8.45%

   Ronald J. Rossi                               60,000 (8)          *

   Lee T. Sprague                               258,134 (9)       1.67%

   Robert J. Murray                              67,500 (10)         *

   Larry C. Renfro                               71,500 (11)         *

   Joseph F. Abely                              412,950 (12)      2.61%

   Kevin M. Mullins                              96,500 (13)         *

   William R. Duvall                            276,000 (14)      1.76%

   Peter J. Conner                              363,000 (15)      2.30%

   Harvey Rosenthal                              22,000 (16)         *

   John H. MacKinnon                                200              *

   All executive officers and directors
    as a group (11 persons)                   3,029,533 (17)     16.96%

---------------------
  *  Less than one percent (1%) of the outstanding Common Stock.
 (1) According to Amendment No. 4 to Schedule 13G, filed with the SEC on February 12, 2001, Capital Guardian Trust Company exercise sole voting power with respect to 1,394,600 shares and sole investment power with respect to 1,959,300 shares. Capital Group International, Inc. may be deemed the beneficial owner of securities beneficially owned by Capital Guardian Trust Company.
 (2) According to Schedule 13G, filed with the SEC on January 11, 2001, Kern Capital Management, LLC exercises sole voting and sole dispositive power with respect to 1,630,500 shares. Robert E. Kern, Jr. and David G. Kern may be deemed beneficial owners of the securities beneficially owned by Kern Capital Management, LLC. They disclaim such beneficial ownership.
 (3) According to Schedule 13G, filed with the SEC on February 12, 2001, Wellington Management Company, LLP exercises shared voting power with respect to 809,400 shares and shared dispositive power with respect to 1,343,900 shares.
 (4) According to Amendment No. 4 to Schedule 13G, filed with the SEC on February 7, 2001, Leon G. Cooperman is the managing member of Omega Associates, L.L.C. (which is the general partner of Omega Capital Partners, L.P., Omega Institutional Partners, L.P., Omega Capital Investors, L.P. and Omega Equity Investors, L.P.), the President and majority stockholder of Omega Advisors, Inc., investment manager to Omega Overseas Partners, Ltd. and investment advisor to a limited number of institutional clients. Mr. Cooperman exercises sole voting and sole dispositive power with respect to 943,800 shares and shared voting and shared dispositive power with respect to 389,400 shares.

 (5) According to Schedule 13G, filed with the SEC on February 14, 2001, Frontier Capital Management Company Inc. exercises sole voting and sole dispositive power with respect to 1,077,640 shares.
 (6) According to Schedule 13G, filed with the SEC on February 8, 2001, T. Rowe Price Associates, Inc. exercises sole voting power with respect to 130,300 shares and sole dispositive power with respect to 805,200 shares.
 (7) Includes (i) 23,809 shares held jointly with spouse, (ii) 5,167 shares held by spouse as to which beneficial ownership is disclaimed, (iii) 8,600 shares held as custodian under the Massachusetts Uniform Transfer to Minors Act as to which beneficial ownership is disclaimed and (iv) 1,150,000 shares issuable upon exercise of certain options which options are currently exercisable or become exercisable within 60 days of May 25, 2001 ("Currently Exercisable Options").
 (8) Includes 50,000 shares issuable upon exercise of Currently Exercisable Options.
 (9) Includes 5,000 shares held by spouse as to which beneficial ownership is disclaimed and 32,500 shares issuable upon exercise of Currently Exercisable Options.
(10) Includes 45,000 shares held jointly with spouse and 22,500 shares issuable upon exercise of Currently Exercisable Options.
(11) Included 37,000 shares issuable upon exercise of Currently Exercisable Options.
(12) Includes (i) 200 shares held by spouse as to which beneficial ownership is disclaimed, (ii) 1,000 shares held jointly with spouse, and (iii) 381,000 shares issuable upon exercise of Currently Exercisable Options.
(13)  Includes 96,500 shares subject to Currently Exercisable Options.
(14) Includes 276,000 shares issuable upon exercise of Currently Exercisable Options.
(15) Includes 363,000 shares issuable upon exercise of Currently Exercisable Options.
(16) Includes 17,500 shares issuable upon exercise of Currently Exercisable Options.
(17) Includes 2,426,000 shares issuable upon exercise of Currently Exercisable Options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission ("SEC") and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on review of the copies of such reports furnished to the Company or written representations from certain persons that no reports were required for those persons, the Company believes that all Section 16(a) filing requirements were satisfied in a timely fashion during the fiscal year ended February 28, 2001, except that the following were not timely filed (i) the Initial Statement of Beneficial Ownership of Securities for Keith E. Farris; and (ii) one report each (one transaction) reporting option grants to Joseph
F. Abley , C. Michael Daley, James A. Daley, Keith E. Farris, Kevin M. Mullins, Robert J. Murray, Larry C. Renfro, Harvey Rosenthal, and Lee T. Sprague.

                     PROPOSAL NO. 1-ELECTION OF DIRECTORS

  One of the purposes of the Meeting is to fix the number of directors of the Company at seven (7) and to elect seven (7) directors to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. It is intended that the proxies solicited by the Board of Directors will be voted in favor of the seven (7) nominees named below unless otherwise specified on the proxy form. All of the nominees are current members of the Board. There are no family relationships between any nominees, directors or executive officers of the Company.

  The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

  The following information is furnished with respect to the persons nominated for election as directors:

                                    Present Principal Employer
      Name       Age               and Prior Business Experience
      ----       ---               -----------------------------
 Ronald J. Rossi  61 Mr. Ronald J. Rossi joined LoJack in November 2000 and was appointed Chief Executive Officer and Chairman of
                     the Board effective March 1, 2001. Prior to joining
                     LoJack, Mr. Rossi spent 35 years with the Gillette
                     Company, progressing through a variety of management
                     positions in sales, marketing, and general management in
                     the United States, Canada and Puerto Rico. Mr. Rossi
                     served as President of Oral-B Worldwide, a Gillette
                     Company, from 1998 to 2000. From 1988 to 1998 he was
                     President of Gillette North America; previous positions
                     include President of Gillette Canada and President of
                     Braun/Canada. Mr. Rossi is also a member of the board of
                     Mentor Corporation and has served on the executive board
                     of the Massachusetts Bay Red Cross, the board of the New
                     England Sports Museum, and as chairman of the Canadian
                     Cosmetic and Toiletry Fragrance Association.

 Joseph F. Abely  48 Mr. Joseph F. Abely joined LoJack in October 1988 as
                     Senior Vice President and Chief Financial Officer. He was named President and Chief Operating Officer in January 1996 and Treasurer in February 2001. From 1976 until October 1988, Mr. Abely was employed by the accounting firm of Deloitte Haskins & Sells, where he served as a partner from 1985. Mr. Abely is a Certified
                     Public Accountant.


                                     Present Principal Employer
       Name        Age              and Prior Business Experience
       ----        ---              -----------------------------
 Lee T. Sprague     60 Mrs. Sprague has served as a director of the Company
                       since 1981. Mrs. Sprague has been a private investor
                       for more than the past nine years. Mrs. Sprague also
                       serves on the boards of various private, educational
                       and charitable institutions.

 Robert J. Murray   59 Mr. Murray has served as a director of the Company
                       since 1992. Mr. Murray has been Chairman of the Board,
                       President and Chief Executive Officer of New England
                       Business Service, Inc. since December 13, 1995. From
                       January 1991 to December 1995, Mr. Murray was
                       Executive Vice President, North Atlantic Group, of The
                       Gillette Company. Prior to January 1991, Mr. Murray
                       served as Chairman of the Board of Management of Braun
                       AG, a Gillette subsidiary headquartered in Germany. He
                       has also held a variety of other management positions
                       in Gillette since 1961. Mr. Murray also serves on the
                       Boards of Directors of Allmerica Financial
                       Corporation, Vanderweil Engineering and Etablissements
                       Delhaize Freres et Cie "Le Lion" S.A. (international
                       food retailer).

 Larry C. Renfro    47 Mr. Renfro has served as a director of the Company
                       since 1993. Mr. Renfro is currently the President and
                       Chief Executive Officer of NewRiver Investor
                       Communications, Inc. From 1997-1999, Mr. Renfro was
                       the Chief Executive Officer of LCR Financial Group,
                       Inc. From 1990 to 1997, Mr. Renfro held the office of
                       Vice President, Financial Services and served as a
                       member of the Operating Committee of Allmerica
                       Financial. From 1989 to 1990, he was Executive Vice
                       President of State Street Bank and Trust Company. From
                       1988 to 1989, he was Chairman of Boston Financial Data
                       Services, Inc., a subsidiary of State Street Bank and
                       Trust Company. Mr. Renfro serves on the Board of
                       Directors for NewRiver Investor Communications, Inc.

 Harvey Rosenthal   58 Mr. Rosenthal has served as a director of the Company
                       since 1997. Now retired, Mr. Rosenthal held the
                       offices of President and Chief Operating Officer and
                       was a member of the Board of Directors of Melville
                       Corporation (now known as CVS Corporation) from 1994
                       to 1996. From 1984 to 1994, Mr. Rosenthal was the
                       President and Chief Executive Officer of the CVS
                       Division of Melville Corporation. Mr. Rosenthal also
                       serves on the Board of Trustees of EQ Advisors Trust.

 John H. MacKinnon  60 Mr. MacKinnon has served as director of the Company, and Chairman of the Audit Committee, since October 25,
                       2000. Mr. MacKinnon joined PricewaterhouseCoopers LLP in 1968 and was a partner from 1978 until retirement in 1999. Mr. MacKinnon also serves on the Board of Directors of IT Factory, Inc., Technical Manufacturing
                       Corporation and PowerlineGES. Mr. MacKinnon is a
                       Certified Public Accountant and is active in community affairs including being on the Board of Trustees of Emmanuel College, Nativity Preparatory School and the
                       Catholic Charities of the Archdiocese of Boston.

          The Board of Directors recommends a vote FOR the election of each of the nominees named above.

                              BOARD OF DIRECTORS

 Meetings of the Board of Directors and Committees

  The Board of Directors met five times during the fiscal year ended February 28, 2001 and acted twice by written consent. The Board of Directors has standing Audit and Compensation Committees. The Board does not have a nominating committee. All of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees on which they served during the fiscal year ended February 28, 2001.

  The Compensation Committee, which currently consists of Mrs. Sprague and Messrs. Murray and Renfro, reviews the Company's compensation philosophy and programs and exercises authority with respect to the payment of compensation to directors and officers and the administration of the stock incentive plans of the Company. The Compensation Committee met formally two times during the fiscal year ended February 28, 2001, and conducted informal meetings by telephone on several other occasions.

  The Audit Committee, which consists of Messrs. MacKinnon and Rosenthal, recommends the selection of and confers with the Company's independent accountants regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with such independent accountants and with the Company's financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies. The Audit Committee met twice during the fiscal year ended February 28, 2001, and consulted with the Company's independent auditors by telephone on two other occasions.

 Compensation of Directors

  Each director of the Company, in addition to stock options granted as described below, is entitled to an annual stipend at the rate of $12,000 (based on a minimum of four directors meetings a year and for directors elected between annual meeting dates, prorated based upon the term of service), an attendance fee for each Board meeting of $1,000 and reimbursement of travel and hotel expenses (for out-of-state directors only). In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee are entitled to an additional $1,000 stipend per year.

  Non-employee directors (currently five persons) are eligible to receive Non-Employee Director Options under the Company's Restated and Amended Stock Incentive Plan (the "Stock Incentive Plan"). The provisions for Non-Employee Director Options under the Stock Incentive Plan are designed to be a "formula plan" under applicable rules promulgated by the SEC and are administered by the Board of Directors. Pursuant to the Stock Incentive Plan, on the third business day following the annual meeting of stockholders on July 20, 1994, an option to purchase 10,000 shares of Common Stock was granted to each non-employee director re-elected at such meeting at an exercise price of $6.875 per share, the fair market value on the date of grant. Thereafter, on the third business day following an annual meeting of stockholders, each eligible non-employee director elected or re-elected at such meeting receives an option grant to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on that date. Pursuant to the Stock Incentive Plan, an option to purchase 5,000 shares of Common Stock was granted to each non-employee director re-elected at the annual meeting of stockholders on July 19, 1995, July 17, 1996, July

16, 1997, July 15, 1998 and July 21, 1999 and July 19, 2000 at an exercise price of $12.375 per share, $9.625 per share, $15.00 per share $13.625 per share $10.250, and $7.625 per share, respectively, the fair market value on the date of each grant. Any non-employee director elected other than at an annual meeting of stockholders will be granted a Non-Employee Director Option to purchase 1,250 shares of Common Stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders. There are 310,000 shares of Common Stock authorized for awards as Non-Employee Director Options and to date the Company has issued Non-Employee Director Options to purchase 225,500 shares of Common Stock.

  Non-Employee Director Options are nonqualified stock options under the Stock Incentive Plan. The exercise price of shares subject to Non-Employee Director Options shall be equal to the fair market value of Common Stock on the date of grant. Non-Employee Director Options have a term of ten years and become exercisable in two annual installments beginning at the next annual meeting of stockholders after the date of grant, subject to becoming fully exercisable if a "Change in Control," as described in the Stock Incentive Plan, occurs or as otherwise provided in the terms of the option.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table and notes present the compensation paid by the Company for each of the last three fiscal years to all individuals serving as the Company's Chief Executive Officer or in a similar capacity during the last completed fiscal year and the Company's other four most highly compensated executive officers.

                    Annual Compensation     Long-Term Compensation
                 -------------------------- ----------------------
   Name and                                       Securities        All Other
   Principal      Fiscal   Salary   Bonus         Underlying       Compensation
   Position      Year (1)   ($)      ($)       Options (#) (2)       ($) (3)
   ---------     -------- -------- --------    ---------------     ------------
Ronald J. Rossi    2001   $ 62,123        0        250,000                 0
(Chairman and
Chief
Executive
Officer)

C. Michael         2001   $402,096 $115,000         50,000           $10,500
Daley
(former Chief      2000    396,230  125,000        100,000             9,600
Executive
Officer)           1999    372,404  175,000        125,000            10,000

Joseph F. Abely    2001   $225,885 $ 70,000         30,000           $10,500
(President and     2000    212,105   70,000         30,000             9,600
Chief
Operating          1999    199,184   90,000         40,000            10,000
Officer)

William R.         2001   $163,165 $ 60,000         25,000           $10,500
Duvall
(Senior Vice       2000    149,950   55,000         20,000             9,600
President,
Operations and     1999    141,211   63,000         30,000            10,000
Technical
Development)

Peter J. Conner    2001   $112,560 $ 35,000         20,000           $ 9,651
(Vice              2000    107,952   35,500         20,000             9,056
President,
Government
Relations)         1999    104,463   42,500         30,000             8,882

Kevin M.           2001   $140,827 $ 45,000         20,000           $ 2,600
Mullins
(Vice              2000    135,443   45,000         20,000             2,600
President,
Sales and
Marketing)         1999    126,492   54,000         30,000             2,650

---------------------
(1) The Company's fiscal year ends on the last day of February.
(2) Options represent the right to purchase shares of Common Stock at a fixed price per share (fair market value) in accordance with vesting schedules applicable to each option. Certain options become immediately and fully exercisable upon a "Change in Control." A "Change in Control" occurs if the Company (i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers substantially all of its operating assets; or (iv) if more than fifty percent (50%) of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company.
(3) Represents the Company's match of the employee's contribution to the 401(k) plan.

Option Grants in Last Fiscal Year

  The following table shows all options granted to each of the named executive officers of the Company during the fiscal year ended February 28, 2001 and the potential value at stock price appreciation rates of 5% and 10% over the ten-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the SEC and are not intended to forecast possible future actual appreciation, if any, in the Company's stock prices. The Company did not use an alternative present value formula permitted by the SEC because the Company is not aware of any such formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

                           Individual Grants
          ----------------------------------------------------
                                                               Potential Realizable
          Number of                                              Value at Assumed
          Securities  Percent of                               Annual Rates of Stock
          Underlying Total Options                              Price Appreciation
           Options    Granted to   Exercise or Base             for Option Term (3)
           Granted   Employees in  Price per share  Expiration ---------------------
           (#) (1)    Fiscal Year     ($/Sh) (2)       Date      5%($)      10%($)
          ---------- ------------- ---------------- ---------- ---------- ----------
Ronald
 J.
 Rossi     250,000      42.43%          $7.250      11/20/2010 $1,139,872 $2,888,658
C.
 Michael
 Daley      50,000       8.49%           7.125       3/24/2010    224,044    567,770
Joseph
 F.
 Abely      30,000       5.08%           7.125       3/24/2010    134,426    340,662
William
 R.
 Duvall     25,000       4.24%           7.125       3/24/2010    112,022    283,885
Peter J.
 Conner     20,000       3.39%           7.125       3/24/2010     89,617    227,108
Kevin W.
 Mullins    20,000       3.39%           7.125       3/24/2010     89,617    227,108

---------------------
(1) These Senior Management Options become exercisable in four equal installments commencing on March 24, 2001,except that Mr. Rossi's become exercisable in three installments: 50,000 on November 20, 2000, 100,000 on November 20, 2001 and 100,000 on November 20, 2002. These options are subject to earlier vesting upon a "Change in Control" (see Summary Compensation Table Note (2)). Options may be exercised by the employee only during the term of employment and are not assignable other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order. Upon the death of the optionee, the estate or other beneficiary may exercise the options for a period of up to twelve months, but prior to expiration.
(2) The exercise price per share is the market price of the underlying Common Stock on the date of grant.
(3) The values shown are based on the indicated assumed annual rates of appreciation, compounded annually. Actual gains realized, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the values shown in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

  The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                 Number of Securities      Value of Unexercised
                                                Underlying Unexercised         In-the-Money
                      Shares                     Options at FY-End (#)   Options at FY-End ($)(2)
                   Acquired on  Value Realized ------------------------- -------------------------
      Name         Exercise (#)    ($) (1)     Exercisable Unexercisable Exercisable Unexercisable
      ----         ------------ -------------- ----------- ------------- ----------- -------------
Ronald J. Rossi            0       $     0         50,000     200,000    $        0       $ 0
C. Michael Daley           0             0      1,150,000     175,000     2,451,562         0
Joseph F. Abely            0             0        367,750      51,250       900,563         0
William R. Duvall     21,000        78,501        264,500      47,500       485,438         0
Peter J. Conner       10,000        13,348        351,500      45,000       875,250         0
Kevin M. Mullins           0             0         85,000      37,500             0         0

---------------------
(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired without deducting taxes or commissions paid by employee.
(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options at February 28, 2001 ($7.125 per share), which was the last trading day of the Company's fiscal year, less exercise price, times the number of options outstanding.

Change in Control Arrangements

  The Company has entered into agreements with each named executive officer providing for certain benefits in the event of a change in control of the Company. A change in control includes, among other events and subject to certain exceptions, the acquisition by any person of beneficial ownership of 35% or more of the outstanding common stock. If a tender offer or exchange offer is made for more than 35% of the outstanding common stock, the named executive officer has agreed not to leave the employ of the Company, except in the case of disability or retirement, and to continue to render services to the Company until such offer has been abandoned or terminated or a change in control has occurred.

  With respect to Mr. Abely, if, within 24 months after a change in control of the Company, the named executive officer's employment is terminated (1) by the Company other than for disability or retirement or (2) by the named executive officer for any reason (as defined in the agreement), the Company has agreed to pay the named executive officer, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the sum of the named executive officer's then current annualized base salary, plus the highest actual bonus earned during any of the three most recent fiscal years ending on or before the date of the change in control. The Company has also agreed to provide the named executive officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination. The Company must give 90 day advance notice of termination to the named executive officer unless such termination is for cause.

  With respect to the other named executive officers, if, within 24 months after a change in control of the Company, the named executive officer's employment is terminated (1) by the Company other than for cause (as defined in the agreement), disability or retirement or (2) by the named executive officer for good reason (as defined in the agreement), the Company has agreed to pay the named executive officer, in addition to salary, benefits and awards accrued through the date of termination, an amount equal to 1.5 times the sum of the named executive officer's then current annualized base salary, plus the highest actual bonus earned during any of the three most recent fiscal years ending on or before the date of the change in control. The Company has also agreed to provide the named executive officer with benefits under all employee welfare benefit plans, or equivalent benefits, for up to 30 months following such termination. The Company must give 90 day advance notice of termination to the named executive officer unless such termination is for cause.

  Each change in control agreement continues in effect until February 28, 2004; provided, however, that the agreement continues in effect for 24 months following a change in control that occurs during the term of the agreement. Except as otherwise provided in the change in control agreement, the Company and each named executive officer may terminate the named executive officer's employment at any time. Each change in control agreement terminates if either party terminates the named executive officer's employment before a change in control.

Retirement Agreement with C. Michael Daley

  Pursuant to the agreement, effective March 1, 2001, Mr. Daley retired as Chairman and as Chief Executive Officer of the Company but continued as an employee for a period of five years. He will be paid an annual salary of $200,000 and will be continued in health insurance and certain other benefit plans. He has no specified duties, but is required to perform such services, consistent with his former position, as are specified by the Board of Directors. In the event of termination by the Company for cause or termination by Mr. Daley, no further payments will be made by the Company. In the event of death or disability, base salary will be continued for the term of the agreement reduced by the amount received from Company-funded insurance. In the event of any other termination, payment of base salary for the remainder of the agreement will be made in a lump sum and the cost of COBRA and dental benefits will be borne by the Company for 18 months. Mr. Daley is required to protect all Company proprietary information, and to disclose and assign to the Company any inventions useful in its business. During the term of the agreement and for one year thereafter, he is prohibited from participating in ownership or operation of an activity which competes directly with the business of the Company or its subsidiaries.

Employment Agreement with Ronald J. Rossi

  The Company has entered into an employment agreement with Mr. Rossi for his services as Chief Executive Officer. The agreement extends through February 28, 2002 and provides for an annual base salary of $300,000. Base salary may be increased, based on annual review, and Mr. Rossi is eligible to participate in the Company's executive bonus program, Stock Incentive Plan and other benefit plans on the same basis as other executive employees. He receives a housing allowance of $2,500 per month, and has the use of a Company automobile. In the event of termination by the Company for cause or termination by Mr. Rossi, no further payments will be made by the Company. In the event of death or disability, base salary will be continued for six months and a prorated bonus will be paid. In the event of any other termination, payment of 24 months base salary will be made in a lump sum, the cost of COBRA benefits will be borne by the Company for 18 months, and a prorated bonus will be paid. Mr. Rossi is required to protect all Company proprietary information, and to disclose and assign to the Company any inventions useful in its business. During the term of the agreement and for one year thereafter, he is prohibited from participating in ownership or operation of an activity which competes directly with the business of the Company or its subsidiaries.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Company is comprised of Messrs. MacKinnon (Chairman), Rosenthal and Renfro, who are independent directors, as defined by NASDAQ, and operates under a written charter adopted by the Board of Directors. Mr. Rosenthal was a member for all of fiscal year 2001, Mr. MacKinnon became a member and Chairman on October 25, 2000 and Mr. Renfro became a member on May 30, 2001.

  The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2001, and, commencing with the second quarter of fiscal 2001, the Audit Committee or its Chairman has reviewed with management and with the outside auditors, prior to filing with the Securities and Exchange Commission, the Company's interim financial results to be included in the Company's quarterly report to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61. The Audit Committee met twice during fiscal year 2001, and two additional times after the close of the fiscal year primarily with respect to matters affecting fiscal year 2001 financial statements.

  The Audit Committee has reviewed major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management, periodically discussed with management and the outside auditors major financial risk exposures and the quality and adequacy of the Company's internal controls, and reviewed and reassessed the adequacy of this charter.

  The Audit Committee met with the independent auditors prior to the audit to review the planning and staffing of the audit.

  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, and have discussed with the independent auditors their independence. The Audit Committee has reviewed the independent auditors' fees for audit and non-audit services for fiscal year 2001 and has considered whether such non-audit services are compatible with maintaining independent auditor independence. The following is a list of the types of services considered and the amounts, if any, charged by the independent auditors to the Company for fiscal year 2001:

     Audit fees (1):                                                $100,000
     Financial Information Systems Design and Implementation Fees:  $      0
     All other fees (2):                                            $241,253

---------------------
(1) Fees for the fiscal year 2001 audit and the reviews of Forms 10-Q are $100,000, of which an aggregate amount of $48,430 has been billed through February 28, 2001.
(2) Included in this category are amounts billed primarily for services relating to the preparation of the Company's tax returns and tax planning.

  The Audit Committee met with the independent auditors subsequent to the completion of the audit, and has confirmed that there were no problems or difficulties encountered by the auditors, that no difficulties were encountered in the course of the audit work and no restrictions were placed on the scope of the activities or access to required information.

  Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2001.

  The foregoing has been furnished by the Audit Committee:

                                          John H. MacKinnon (Chair)
                                          Larry C. Renfro
                                          Harvey Rosenthal

                       REPORT OF COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors (the "Committee") consists of Lee T. Sprague, Robert J. Murray and Larry C. Renfro, three non-employee directors. The Committee is responsible for reviewing the Company's compensation philosophy and programs and exercises oversight with respect to the payment of annual salary, bonuses, and stock-based incentives (currently stock options) to directors and officers and also exercises authority with respect to the administration of the stock incentive plans of the Company.

Compensation Philosophy and Practice

  The Committee believes that leadership and motivation of the Company's employees is critical to the continued success of the Company. In support of this philosophy, the Committee structures its compensation programs to achieve the following objectives:

  . offer compensation opportunities that attract and retain exceptionally talented individuals; motivate individuals to perform at their highest levels; reward achievements that further the business strategy of the Company.

  . link a significant portion of an executive's total compensation to the annual and long term financial performance of the Company as well as to the creation of stockholder value.

  . encourage executives to manage from the perspective of persons with ownership interests in the Company.

  Each year the Committee conducts a full review of the Company's executive compensation program. In fiscal 1997, the Company retained an independent consultant to review the current executive compensation practices of the Company, to assess the competitive level of the executive compensation and to recommend objective performance measures to use in awarding bonus compensation. The Committee expects to periodically retain independent consultants in the future to further assist with developing, maintaining and structuring the Company's executive compensation programs.

  Based upon the findings of the independent consultant and its own deliberations, the Committee believes that the Company's executive compensation practices provide an overall level of compensation that is competitive with the level of compensation of companies of similar size, complexity, revenues and growth potential, and that its executive compensation practices also recognize the caliber, level of experience and performance of the Company's management.

  The Committee recently reviewed the performance standards by which it determines annual bonus awards. For fiscal year 2001, awards will continue to be based on a combination of Company results and individual achievements. For the current fiscal year the Committee has implemented a formal Executive Incentive Program, based upon achievement of specific revenue, profit and personal objectives set early in the year. In reviewing the performance of executive officers whose compensation is detailed in this proxy statement (other than Messrs. Daley and. Rossi), the Committee also takes into account the views of Mr. Rossi, the Company's Chief Executive Officer. The Committee determines and recommends to the Board the compensation of the Chief Executive Officer without his participation.

Executive Officer Compensation Program

  Base Salary. Base salary compensation is generally set within the ranges of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies of similar size, complexity, revenues and growth potential taking into account the caliber and level of experience of management. In addition, consideration is given to other factors, including an officer's contribution to the Company as a whole. Over the past three years, increases in base salary (other than for Mr. Daley) have generally been modest.

  Annual Bonus Compensation. The Company's executive officers are eligible for an annual cash bonus. Early in the fiscal year, the Committee establishes individual and Company performance standards. Executive officers are assigned target bonus levels. Commencing with fiscal year 2002, specific revenue, profit and personal objective goals will be set for each eligible officer. In fiscal 2001, the corporate performance standards were based on growth in revenues, growth in pre-tax earnings and market penetration. The Committee also considered individual achievements in areas such as departmental performance and leadership of special projects. Over the past five fiscal years, the Committee has awarded cash bonuses to its executive officers.

  The awards for each year are generally declared and paid during the first quarter of the following fiscal year and are paid during that fiscal year. The Committee recommended, and the Board approved, allocating $340,000 for bonus compensation to the executive management group for fiscal 2001, which has been allocated and was paid in the first quarter of fiscal 2002.

  Management Stock Ownership. Under the Stock Incentive Plan, stock options may be granted to the executive officers, officers and other key employees of the Company. The Committee believes that it is important for the Company's executive officers to hold significant levels of stock ownership in order to align the interests and objectives of the executive officers with those of the Company's other stockholders. Furthermore, the Committee believes stock option grants pursuant to the Stock Incentive Plan provide incentives for improving the long-term performance of the Company and help retain superior talent in the Company's senior management. The Committee awards stock options and determines the size of stock option awards based on similar factors as are used to determine the base salaries and annual bonus amounts, including comparative compensation data.

  On May 30, 2001, the Committee granted 140,000 Senior Management Options to purchase Common Stock at $5.90 per share, as follows: Joseph F. Abely, 40,000, William R. Duvall, 30,000, Peter J. Conner and Kevin M. Mullins, 25,000 each and Keith Farris, 20,000. The Committee considers these option grants reflective of the performance of senior management during fiscal 2001 as measured by the corporate and individual performance standards and consistent with the intent and purposes of the Company's compensation philosophy.

Chief Executive Officer Compensation

  In determining the compensation of the Company's retiring Chairman and Chief Executive Officer, C. Michael Daley, the Committee considered the demonstrated leadership he brought to the Company and the performance of the Company over the past several years. In light of these factors, the Board approved, based on the Committee's recommendation, a bonus of $115,000 to be paid in the first quarter of fiscal 2002.

                                          The Compensation Committee

                                             Lee T. Sprague
                                             Robert J. Murray
                                             Larry C. Renfro

Stock Performance Graph

  The following line graph compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock to the NASDAQ Market Index and a company-selected peer group index, consisting of Audiovox Corp., over a five-year period beginning February 28, 1996 and ending February 28, 2001. The peer group index was formed on a weighted average basis based on market capitalizations. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
                      ONE OR MORE COMPANIES, PEER GROUPS,
                     INDUSTRY INDEXES AND/OR BROAD MARKETS


                     ASSUMES $100 INVESTED ON MARCH 1, 1996
                          ASSUMES DIVIDEND REINVESTED
                         FISCAL YEAR ENDED FEB. 28,2001

                                            Fiscal Year Ending
                        -----------------------------------------------------------
Company/Index/Market    2/29/1996 2/28/1997 2/28/1998 2/26/1999 2/29/2000 2/28/2001
--------------------    --------- --------- --------- --------- --------- ---------
LoJack Corporation       100.00     97.62    116.08     85.71      67.27    67.86
Company Selected Stock
 List                    100.00    127.39    132.15    127.39    1232.44   205.96
NASDAQ Market Index      100.00    119.30    163.00    212.31     433.69   198.08

           DESCRIPTION OF AMENDED AND RESTATED STOCK INCENTIVE PLAN

  General. The Company's original Stock Incentive Plan was adopted by the Board of Directors in May 1989 and approved by the Company's stockholders in July 1989 and initially provided for 350,000 shares of Common Stock to be available for issuance upon exercise of options. In January 1992, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1992, the stockholders approved amendments to, the original Stock Incentive Plan to provide for a new category of stock options designated as "Senior Management Options" and to increase the total number of shares issuable upon the exercise of options pursuant to the original Stock Incentive Plan by 2,414,135, which shares are available for issuance upon exercise of Senior Management Options. In March 1994, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1994, the Stockholders approved the amendments to the original Stock Option Plan to increase the number of shares issuable upon the exercise of options granted to employees who are not eligible to receive Senior Management Options by 150,000, to permit the grant of stock options to consultants, to give the Board of Directors flexibility in the event of a merger, consolidation or liquidation of the Company or sale of all or substantially all of the Company's assets ("Section 6(g) Event") with respect to the exercisability of options then outstanding, and to provide for the grant of options to purchase up to 210,000 shares of Common Stock to non-employee directors under "formula plan" provisions ("Non-Employee Director Options"). In May 1995, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1995, the stockholders approved amendments to the Restated and Amended Stock Incentive Plan to increase the number of shares of Common Stock issuable upon the exercise of options granted to employees who are eligible to receive Senior Management Options by 1,000,000 and to permit the Compensation Committee to issue Senior Management Options as incentive stock options, nonqualified stock options, or a combination thereof. In May 1997, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1997, the stockholders approved an amendment to the Restated and Amended Stock Incentive Plan to increase the number of shares of Common Stock issuable upon the exercise of options granted to employees who are not eligible to receive Senior Management Options by 150,000. In May 1999, the Board of Directors voted to amend, subject to stockholder approval, and, in July 1999, the stockholders approved an amendment to the Restated and Amended Stock Incentive Plan providing for an increase of (i) 100,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to directors of the Company eligible to receive Non-Employee Director Options, and (ii) 1,000,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to employees who are eligible to receive Senior Management Options, Incentive Stock Options and other stock incentives.

  Recent Amendment. On May 30, 2001, the Compensation Committee recommended and the Board of Directors of the Company approved the following amendment to the Restated and Amended Stock Incentive Plan (the "Amended Plan"): an increase of 1,000,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to employees who are eligible to receive Senior Management Options, Incentive Stock Options and other stock incentives. This increase is subject to stockholder approval. A complete copy of the Amended Plan may be obtained from the Company, upon written request, without charge.

  The Board of Directors believes that the use of long-term stock incentives is the most effective tool to motivate and retain key management, other employees, non-employee directors and consultants of the Company and to provide such persons with an additional incentive to promote the long-term interests and financial success of the Company. The purpose of the Amended Plan is to benefit the Company through the retention and motivation of its employees by offering such individuals an opportunity to become owners of the Common Stock of the Company with an additional incentive to advance the best interests of the Company by increasing their proprietary interest in the success of the Company.

  Stock Option Features. Options may take the form of incentive stock options ("ISO's") qualified under Section 422 of the internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options ("NQSO's"), including Senior Management Options and Non-Employee Director Options. Only non-employee directors of the Company are eligible to receive Non-Employee Director Options under the Amended Plan. In the event an option expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Amended Plan.

  There are approximately 125 employees potentially eligible to receive options relating to the additional 1,000,000 shares authorized under the Amended Plan. As of May 30, 2001, NQSO's, including Senior Management Options and Non-Employee Director Options, to purchase 3,756,500 shares of Common Stock were outstanding and 410,260 shares of Common Stock were available for future grant. The terms and conditions applicable to each option granted under the Amended Plan (other than to Non-Employee Director Options) will be subject to the Amended Plan and determined by the Committee at the time of grant of each option, and may vary with each option granted. Each option (other than to Non-Employee Director Option) is exercisable over a period, determined by the Compensation Committee of the Board in its discretion, of up to ten years from the date of grant. No stock option can be exercised earlier than one year from the date of grant.

  The price of a share of Common Stock purchasable upon exercise of options granted under the Amended plan may not be less than the fair market value of a share of Common Stock on the date such option is granted. The shares purchased upon the exercise of an option are to be paid in cash or, with prior consent of the Committee, through the delivery of other shares of the Company's Common stock with a value equal to the total exercise price, or with money loaned by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Company, or with a combination of the foregoing.

  An option is not transferable except by will or the laws of descent and distribution or in the case of NQSO's pursuant to a qualified domestic relations order. If the employment or service of an optionee terminates for any reason of death, disability or retirement), the optionee may, within the three-month period following such termination, exercise his options to the extent he was entitled to exercise such options at the date of termination. If an optionee dies while employed or terminates employment by reason of disability or retirement, the options may be exercised within one year after the optionee's death by the person or persons to whom the optionee's rights pass or within one year after the optionee's death by the person or persons to whom the optionee's rights pass or within one year after the optionee's disability or retirement by the optionee. In no other case may the options be exercised later than the expiration date specified in the option grant.

  The Amended Plan permits an optionee, with the consent of the Committee, to pay any income tax incurred by the optionee upon exercise of an option with shares of Company's Common Stock otherwise issuable to the optionee. The number of shares issued to the optionee is thereby reduced, and the Company pays the taxes of the optionee with cash.

  Change of Control. Senior Management Options, Non-Employee Director Options and such other options as may be designated by the Committee from time to time become immediately and fully exercisable upon a "change of control." A "change of control" occurs if the Company (i) ceases operations; (ii) merges or consolidates with another entity and is not the surviving entity; (iii) sells or otherwise transfers substantially all of its operating assets; or (iv) if more than fifty percent (50%) of the capital stock of the Company is transferred in a single transaction or in a series of related transactions other than a public offering of stock of the Company.

  Administration of the Amended Plan. The Amended Plan and the granting of options (other than Non-Employee Direction Options) thereunder will be administered by the Committee. The Committee has the power to determine which persons (other than non-employee directors) will receive options under the Amended Plan. No ISO's will be granted under the Amended Plan subsequent to May 30, 2011, ten years after approval by the Board of Directors of the proposed increases in the number of shares eligible for grant. Non-Employee Director Options will be administered by the Board of Directors.

  Non-Employee Director Options. All non-employee directors (currently six persons) are eligible to receive Non-Employee Director Options under the Amended Plan. The provisions for Non-Employee Director Options under the Amended plan are designed to be a "formula plan" under applicable rules promulgated by the Securities and Exchange Commission ("SEC") and will be administered by the Board of Directors. On the third day following an annual meeting of stockholders, each eligible non-employee director shall receive an annual option grant to purchase 10,000 shares of Common Stock. Any non-employee director elected other than at an annual meeting of stockholders will be granted Non-Employee Director Options to purchase 2,000 shares of Common stock for each partial or complete fiscal quarter remaining until the next annual meeting of stockholders.

  Non-Employee Director options will be NQSO's under the Amended Plan. Except as otherwise provided in the Amended Plan, the Non-Employee Director Options have substantially the same features as NQSO's and will be issued under and subject to the provisions of the Amended plan, as more fully describe herein. The exercise price of shares subject to Non-Employee Director Options shall be equal to the fair market value of Common Stock on the date of grant. Non-Employee Director Options will be granted for a term of ten years and become exercisable in two annual installments beginning at the next annual meeting of stockholders after the date of grant, subject to becoming fully exercisable if a "change of control," described above, occurs or as otherwise provided in the terms of the option.

  Section 6(g) Event. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice;
(iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options; and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event; provided that any action taken by the Board of Directors in connection with a Section 6(g) Event shall be in compliance with the applicable rules promulgated by the SEC applicable to stock option plans intended to be qualified for exemption from liability under Section 16 (b) of the Securities Exchange Act of 1934.

  Amendments. The Board may at any time amend or terminate the Amended Plan and change its terms and conditions, except that, without stockholder approval, no such amendment may: (a) increase the maximum number of shares as to which awards may be granted under the Amended Plan (except for adjustments to reflect stock dividends or other recapitalizations affecting the number or kind of outstanding shares); (b) materially increase the benefits accruing to Amended Plan participants; (c) materially change the requirements as to eligibility for participation in the Amended Plan; or (d) remove the administration of the Amended Plan from the Committee provided under the Plan or render any member of the Committee eligible to receive an award (other than Non-Employee Director Options) under the Amended Plan. In 1992, the Board of Directors voted to amend the Amended Plan to eliminate therefrom the provisions relating to the granting of stock appreciation rights and the limited stock appreciation rights and to provide for the grant of Senior Management Options. No stock appreciation or limited stock appreciation rights were ever offered pursuant to the Amended Plan.

  Accounting Effects. Under current accounting rules, neither the grant nor exercise of options under the Amended Plan is expected to result in any charge to the earnings of the Company. Options with variable exercise prices or at an exercise price less the fair market value on the date of grant may result in charges to earnings under certain circumstances.

  Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax consequences of option grants and exercises under the Amended Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

  1. Incentive Stock Options. The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company, or within a specified period after termination of employment due to death or retirement for age or disability under then established rules of the Company. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option prices is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long term capital gain or loss on the sale.

  An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period.

  The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitle to deduct the amount or ordinary income recognized by the employee.

  2. Non-Qualified Stock Options. The grant of non-qualified stock options under the Amended Plan will not result in the recognition of any taxable income by the participants. A participant will recognize income on the date of exercise of the non-qualified stock option equal to the difference between (i) the fair market value on that date of the shares acquired, and (ii) the exercise price. The tax basis of these shares for purpose of a subsequent sale incudes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the option by an employee is subject to federal and state income and employment tax withholding.

  Generally, the Company will be entitled to a deduction in the amount reportable as income by the participant on the exercise of a non-qualified stock option.

       PROPOSAL NO. 2--RATIFICATION OF ADOPTION OF AN INCREASE IN SHARES
                 AVAILABLE FOR ISSUANCE UNDER THE AMENDED PLAN

  Proposal No. 2 requests that the stockholders ratify adoption by the Board of Directors of an amendment to the Restated and Amended Stock Incentive Plan for an increase of 1,000,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to employees who are eligible to receive Senior Management Options, Incentive Stock Options and other stock incentives.

  The value and number of options which will be granted to employees who are eligible to receive Senior Management Options as a result of the increase in shares authorized under the Amended Plan, is not determinable. Such option grants are subject to the discretion of the Committee.

  Approval of the provisions of the Amended Plan described in Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares of the Company's voting securities, voting as a single class, present or represented by proxy and entitled to vote at the Meeting.

  Proposal No. 2 has been unanimously approved the Board of Directors, which recommends that a vote FOR its adoption.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Any stockholder proposal intended to be presented at the Company's 2002 annual meeting of stockholders must be received at the executive offices of the Company not later than February 1, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 ANNUAL REPORT

  The Company's Annual Report to Stockholders, including financial statements, for the fiscal year ended February 28, 2001 is being furnished to stockholders of record of the Company concurrently with this proxy statement. The Annual Report to Stockholders does not, however, constitute a part of the proxy soliciting material.

                                 OTHER MATTERS

  As of the date of this proxy statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting. The persons named in the enclosed form of proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in regard to such other matters and the transaction of such other business as may properly be brought before the Meeting, in their best judgment.

                                          By order of the Board of Directors,

                                          THOMAS A. WOOTERS,
                                                Clerk

                                                                     Appendix A

                          Audit Committee Charter for
                      LoJack Corporation (the "Company")

Purpose and Powers

  The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct and the integrity of the Company's financial reporting process, including by reviewing the financial reports and other financial information provided by the Company, the public or other uses thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

  The outside auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders. The Board and the Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors. The Committee shall be responsible for overseeing the independence of the outside auditors.

Membership

  The Committee shall be comprised of not less than two members of the Board, selected annually by the Board. Effective no later than June 14, 2001 the Committee shall be comprised of not less than three members, and otherwise will meet the independence and experience requirements of the Audit Committee Policy of the NASD.

  Accordingly, thereafter all of the members will be directors:

    3. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

    4. Who are financially literate within a reasonable period of time after appointment to the Committee.

  In addition, at least one member of the Committee will have (i) accounting or related financial management expertise, or (ii) will have past employment experience in finance or accounting or comparable experience or background.

Duties

  The Committee's job is one of oversight and it is recognized that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. It is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with applicable laws and regulations. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors work. The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

  The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

  . The Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

  . The Committee shall periodically discuss with management and the outside auditors major financial risk exposures and the quality and adequacy of the Company's internal controls.

  . The Committee shall review and reassess the adequacy of this charter on an annual basis and recommend any proposed changes to the Board for approval.

  . Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

  . Obtain from the independent auditors assurance that Section 10A of the Securities Act of 1933 has not been implicated.

  . Review with the independent auditors any problems or difficulties the auditors may have encountered, any management letter provided by the auditors and the Company's response to that letter. Such review should include any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information.

  . The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and shall review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

  . The Committee shall request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1, discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence, and take or recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence to oversee the independence of the outside auditor.

  . The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  . As a whole, or through the Committee chair, the Committee shall review with the outside auditors, prior to filing with the Securities and Exchange Commission, the Company's interim financial results to be included in the Company's quarterly report to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

  . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditors and to approve the fees to be paid to the outside auditors.

--------------------------------------------------------------------------------
 PROXY                        LOJACK CORPORATION                          PROXY

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders

                                 July 18, 2001

     The undersigned hereby appoints Ronald J. Rossi and Joseph F. Abely (or either of them) as proxies, each with full power of substitution, to vote all shares of LoJack Corporation owned by the undersigned on May 25, 2001 at the Annual Meeting of Stockholders of LoJack Corporation, to be held on July 18, 2001 at 10:00 a.m. at the Newton Marriott Hotel, 2345 Commonwealth Avenue, Newton, Massachusetts, and at any adjournments thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 18, 2001, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

     The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR" all the nominees in Proposal 1, "FOR"
Proposal 2 and in the discretion of proxies on Proposal 3 on the reverse.

                               SEE REVERSE SIDE
--------------------------------------------------------------------------------

                       Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                              LOJACK CORPORATION

                                 July 18, 2001

--------------------------------------------------------------------------------

[X] Please mark your votes as in this example.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

                                 WITHHOLD
                                 AUTHORITY
                    FOR         to vote for
                all nominees    all nominees
1. Election of      [ ]              [ ]       Nominees: Ronald J. Rossi
   Directors                                             Joseph F. Abely
                                                         Les T. Sprague
                                                         Robert J. Murray
                                                         Larry C. Renfro
                                                         Harvey Rosenthal
----------------------                                   John H. MacKinnon

2. Amendment to the Company's Amended and Restated Stock Incentive Plan to provide for an increase of 1,000,000 in the number of shares of Common Stock authorized for issuance under the Amended Plan to employees who are eligible to receive Senior Management Options, Incentive Stock Options and other stock incentives.

   FOR   AGAINST   ABSTAIN
   [ ]     [ ]       [ ]

3. In their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

         PLEASE MARK, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

Signature_______________________  Date___________


Signature_______________________  Date___________

NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint tenants, each party should sign.